Exhibit (d)(13)

AMENDMENT NO. 15

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Series Fund, Inc.)

Thrivent Financial for Lutherans (“TFL”) and Thrivent Series Fund, Inc. (“TSF”) hereby agree that, with respect to the Investment Advisory Agreement between TFL and TSF dated April 10, 2002, as amended (the “Agreement”), (i) effective January 1, 2018, the Agreement is hereby amended to reflect amended fee schedules for each of Thrivent Aggressive Allocation Portfolio, Thrivent Partner Healthcare Portfolio, Thrivent Partner Emerging Markets Equity Portfolio, Thrivent Real Estate Securities Portfolio, Thrivent Partner Worldwide Allocation Portfolio and Thrivent Opportunity Income Plus Portfolio, and (ii) effective April 30, 2018, the “Thrivent Small Cap Growth Portfolio” shall be deemed a “Portfolio” under the terms of the Agreement. A revised Schedule I is attached hereto.

THRIVENT SERIES FUND, INC.

By	/s/ David S. Royal
David S. Royal
President and Chief Investment Officer

THRIVENT FINANCIAL FOR LUTHERANS

By	/s/ Gerard V. Vaillancourt
Gerard V. Vaillancourt
Vice President and Mutual Funds Chief Financial Officer

SCHEDULE I

(effective January 1, 2018 unless otherwise noted below)

Thrivent Large Cap Growth Portfolio

0.40%

Thrivent High Yield Portfolio

0.40%

Thrivent Income Portfolio

0.40%

Thrivent Money Market Portfolio

0.35%

Thrivent Partner All Cap Portfolio

$0-$500 million	0.65%
More than $500 million	0.60%

Thrivent Partner Growth Stock Portfolio

$0-$500 million	0.65%
More than $500 million	0.60%

Thrivent Large Cap Value Portfolio

0.60%

Thrivent Limited Maturity Bond Portfolio

0.40%

Thrivent Small Cap Stock Portfolio

$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Small Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Mid Cap Stock Portfolio

$0-$200 million	0.70%
More than $200 million but not over $1 billion	0.65%
More than $1 billion but not over $2.5 billion	0.60%
More than $2.5 billion but not over $5 billion	0.55%
More than $5 billion	0.525%

Thrivent Mid Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Large Cap Stock Portfolio

$0-$500 million	0.65%
More than $500 million but not over $750 million	0.575%
More than $750 million but not over $1 billion	0.55%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Large Cap Index Portfolio

$0-$1.5 billion	0.20%
More than $1.5 billion but not over $2.0 billion	0.15%
More than $2.0 billion	0.10%

Thrivent Real Estate Securities Portfolio

$0-$500 million	0.75%
More than $500 million	0.70%

Thrivent Low Volatility Portfolio

$0-$100 million	0.60%
More than $100 million	0.50%

Thrivent Multidimensional Income Portfolio

$0-$100 million	0.55%
More than $100 million	0.50%

Thrivent Balanced Income Plus Portfolio

$0-$500 million	0.55%
More than $500 million but not over $1 billion	0.50%
More than $1 billion but not over $2.5 billion	0.475%
More than $2.5 billion but not over $5 billion	0.45%
More than $5 billion	0.425%

Thrivent Diversified Income Plus Portfolio

0.40%

Thrivent Government Bond Portfolio

$0-$250 million	0.35%
More than $250 million but not over $500 million	0.30%
More than $500 million but not over $1 billion	0.25%
More than $1 billion but not over $1.5 billion	0.20%
More than $1.5 billion but not over $2 billion	0.15%
More than $2 billion	0.10%

Thrivent Opportunity Income Plus Portfolio

$0-$500 million	0.50%
More than $500 million	0.45%

Thrivent Aggressive Allocation Portfolio

$0-$5 billion	0.70%
More than $5 billion but not over $10 billion	0.675%
More than $10 billion	0.65%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderately Aggressive Allocation Portfolio

$0-$500 million	0.70%
More than $500 million but not over $2 billion	0.675%
More than $2 billion but not over $5 billion	0.65%
More than $5 billion but not over $10 billion	0.625%
More than $10 billion	0.60%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderate Allocation Portfolio

$0-$500 million	0.65%
More than $500 million but not over $2 billion	0.625%
More than $2 billion but not over $5 billion	0.60%
More than $5 billion but not over $10 billion	0.575%
More than $10 billion	0.55%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Moderately Conservative Allocation Portfolio

$0-$500 million	0.60%
More than $500 million but not over $2 billion	0.575%
More than $2 billion but not over $5 billion	0.55%
More than $5 billion but not over $10 billion	0.525%
More than $10 billion	0.50%

For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Portfolio as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

Thrivent Partner Worldwide Allocation Portfolio

$0-$250 million	0.85%
More than $250 million but not over $1 billion	0.80%
More than $1 billion but not over $1.5 billion	0.775%
More than $1.5 billion	0.75%

Thrivent Growth and Income Plus Portfolio

$0-$250 million	0.65%
More than $250 million	0.60%

Thrivent Partner Emerging Markets Equity Portfolio

$0-$50 million	1.00%
More than $50 million	0.95%

Thrivent Partner Healthcare Portfolio

$0-$50 million	0.90%
More than $50 million but not over $100 million	0.85%
More than $100 million but not over $250 million	0.80%
More than $250 million	0.75%

Thrivent Small Cap Growth Portfolio (effective April 30, 2018)

$0-$200 million	0.80%
More than $200 million	0.75%